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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned, being a director and/or officer of Qwest Communications International Inc., a Delaware corporation ("QCII"), hereby constitutes and appoints Edward A. Mueller, Joseph J. Euteneuer and Stephen E. Brilz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-3 in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of various securities of QCII or its consolidated subsidiaries (including without limitation debt securities, preferred stock, common stock, purchase contracts, depository shares, warrants, units or guarantees) and any and all amendments to such registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 11th day of December, 2008.

/s/ Edward A. Mueller Edward A. Mueller	/s/ Joseph J. Euteneuer Joseph J. Euteneuer
/s/ R. William Johnston R. William Johnston	/s/ Linda G. Alvarado Linda G. Alvarado
/s/ Charles L. Biggs Charles L. Biggs	/s/ K. Dane Brooksher K. Dane Brooksher
/s/ Peter S. Hellman Peter S. Hellman	/s/ R. David Hoover R. David Hoover
/s/ Patrick J. Martin Patrick J. Martin	/s/ Caroline Matthews Caroline Matthews
/s/ Wayne W. Murdy Wayne W. Murdy	/s/ Jan L. Murley Jan L. Murley
/s/ Frank P. Popoff Frank P. Popoff	/s/ James A. Unruh James A. Unruh
/s/ Anthony Welters Anthony Welters

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  Exhibit 24.1